EXHIBIT 21

LIST OF SUBSIDIARIES OF MENTOR CORPORATION

Subsidiary	State of Incorporation or Organization

AMI, LLC (merged into Selene Corporation 6/30/2003)	California
A-Life Inc.	California
A-Life Ltd.	Scotland
Biopolymers (Scotland) Limited	Scotland
Byron Medical, Inc.	Arizona
Inform Solutions Inc.	California
Havas Medical, B.V. (merged into Mentor Benelux B.V. 11/17/97)
MDI Company Ltd.	Bermuda
Mentor 1983 Research Limited Partnership (dissolved 6/14/00)
Mentor Aesthetics B.V.	Netherlands
Mentor Benelux B.V.	Netherlands
Mentor Biopolymers Limited	United Kingdom
Mentor Caribe, Inc. (Dissolved 12/31/99)	Delaware
Mentor Deutschland GmbH	Germany
Mentor International Holdings Alpha, Inc.	Delaware
Mentor International Holdings Beta, Inc.	Delaware
Mentor International Holdings Camda, Inc.	Delaware
Mentor International Holdings Delta, Inc.	Delaware
Mentor International Sales Corporation	U.S. Virgin Islands
Mentor International, EURL	France
Mentor International, LLC	Delaware
Mentor Japan K.K. (dissolved)
Mentor Medical Inc.	Delaware
Mentor Medical Italia, S.r.l.	Italy
Mentor Medical Limited (U.K.)	England
Mentor Medical Systems (Canada), Inc.	Canada
Mentor Medical Systems B.V.	Netherlands
Mentor Medical Systems Ltd. (U.K.)	England
Mentor Medical Systems Pty. Ltd.	Australia
Mentor Medical Systems, C.V.	Netherlands
Mentor Medical Systems, France, S.A.	France
Mentor Medical Systems, Iberica, S.L.	Spain
Mentor Minnesota Inc. (Formerly Mentor Urology, Inc.)	Delaware
Mentor Ophthalmics, Inc. (Formerly Mentor O&O, Inc.) (Dissolved 12/31/99)	Massachusetts
Mentor ORC, Inc. (Dissolved 4/1/96)	Delaware
Mentor Polymer Technologies Company	Texas
Mentor Texas LP (Formerly Mentor H/S, Inc).	Delaware
Mills Biopharmaceuticals, Inc.	Oklahoma
Porges (Belgium)	Belgium
Porges (Netherlands)	Netherlands
Porges Co, Ltd.	Japan
Porges GmbH	Germany
Porges S.A.	France
Porges S.L.	Spain
Porges S.R.L.	Italy
Porges U.K. Ltd	England
Porges, Lda	Portugal
Selene Corporation	California
Sierra Laboratories, Inc. (dissolved 3/20/02)	Arizona
Teknar Corporation (dissolved 4/1/96)	Missouri